Exhibit 10.3

SUBORDINATION AGREEMENT

THIS SUBORDINATION AGREEMENT, dated as of April 8, 2020, is by and between MIDCAP BUSINESS CREDIT LLC, a Texas limited liability company, as the Senior Lender (as defined below) under the Senior Loan Documents (as defined below), and the Junior Creditor under the Junior Debt Documents (as each term is defined below), and is acknowledged by, BLONDER TONGUE LABORATORIES, INC., a Delaware corporation (together with its successors and permitted assigns, “Borrower”), R. L. DRAKE HOLDINGS, LLC, a Delaware limited liability company (together with its permitted successors and assigns, “Drake”), and BLONDER TONGUE FAR EAST, LLC, a Delaware limited liability company (together with its permitted successors and assigns, “Far East”). Each of Borrower, Drake and Far East are individually referred to herein as a “Loan Party” and individually, collectively, jointly and severally, “Loan Parties”.

RECITALS:

A. Loan Parties and Senior Lender have entered into the Senior Loan Agreement (as further defined below) pursuant to which Senior Lender has made, upon certain terms and conditions, loans and provided other financial accommodations to Borrower, secured by a security interest in all or substantially all of the assets and properties including, without limitation, any real property of Loan Parties.

B. Junior Creditor has made one or more loans and other financial accommodations to Borrower, and Borrower’s repayment and other obligations with respect to such loans and financial accommodations are evidenced by the Junior Debt Documents (as defined below).

C. Senior Lender and Junior Creditor wish to enter into this Subordination Agreement to subordinate the Junior Debt (as hereinafter defined) to the Senior Debt (as hereinafter defined) and the Junior Liens to the Senior Liens in favor of Senior Lender.

In consideration of the mutual benefits accruing to the parties hereunder, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Senior Lender and Junior Creditor hereby agree as follows:

1. DEFINITIONS.

As used in this Subordination Agreement, the following terms shall have the following meanings:

1.1 “Agreements” shall mean, collectively, the Senior Loan Documents and the Junior Debt Documents, and “Agreement” shall mean any one of them, as the context requires.

1.2 “Bankruptcy Code” shall mean Title 11 of the United States Code (as amended from time to time and any successor statute).

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1.3 “Bankruptcy Law” shall mean the Bankruptcy Code and any similar federal, state or foreign bankruptcy, insolvency, reorganization or other law of any jurisdiction affecting creditors’ rights generally.

1.4 “Borrower” shall have the meaning set forth in the preamble of this Subordination Agreement.

1.5 “Business Day” shall mean any day, other than a Saturday, Sunday, or other day on which commercial banks are authorized or required to close under the laws of the State of Connecticut and a day on which Senior Lender and Junior Creditor are open for the transaction of business.

1.6 “Collateral” shall mean all assets and properties of any kind or character whatsoever, real or personal, tangible or intangible, and wherever located, whether now owned or hereafter acquired, upon which a Lien is now or hereafter granted by any Obligor or otherwise exists in favor of any Creditor.

1.7 “Control Collateral” means any Collateral consisting of a deposit account (as defined in the UCC) which as of the date of this Subordination Agreement is subject to a deposit account control agreement in favor of Senior Lender.

1.8 “Creditors” or “Creditor” shall mean, collectively, Senior Lender and Junior Creditor, and their respective successors and assigns.

1.9 “Default” shall mean an event that with the passage of any notice or cure period would become a default under any Agreement.

1.10 “Event of Default” shall mean a default or event of default under, as such term is used and defined in, any Agreement.

1.11 “Insolvency Proceeding” shall mean, as to any Person, any of the following: (a) any case or proceeding with respect to such Person under the Bankruptcy Code, or any other Bankruptcy Law or any other or similar proceedings seeking any stay, reorganization, arrangement, composition or readjustment of the obligations and indebtedness of such Person, (b) any proceeding seeking the appointment of any trustee, receiver, liquidator, custodian or other insolvency official with similar powers with respect to such Person or any of its assets, (c) any proceeding for liquidation, dissolution or other winding up of the business of such Person, or (d) any assignment for the benefit of creditors or any marshaling of assets of such Person.

1.12 “Junior Agent” shall mean Robert J. Pallé in his capacity as agent for the Junior Lenders under the Junior Debt Documents.

1.13 “Junior Creditor” shall mean, collectively, Junior Agent and Junior Lenders.

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1.14 “Junior Debt” shall mean all obligations, liabilities and indebtedness of every kind, nature and description owing by any Obligor to Junior Creditor arising under the Junior Debt Documents and every other indebtedness, liability and obligation of every type and description which any Obligor may now or at any time hereafter owe to Junior Creditor, whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, including principal, interest, charges, fees, costs, indemnities and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Junior Debt Documents or after the commencement of any Insolvency Proceeding with respect to any Obligor (and including, without limitation, the payment of interest, fees, expenses and other amounts which accrue and become due after the commencement of such Insolvency Proceeding, whether or not such amounts are allowed or allowable in whole or in part in any such Insolvency Proceeding); provided that, Junior Debt shall not include (i) any amount owing from time to time to any Junior Creditor in respect of salary or bonuses payable in the ordinary course of Junior Creditor’s employment by an Obligor in accordance with past practices as well as the payment or reimbursement in accordance with past practices of travel, entertainment or other business expenses incurred in the ordinary course of the Junior Creditor’s services as an employee, director or officer of an Obligor, or (ii) Junior Creditor’s rights under the Junior Debt Documents to convert all or any portion of the Junior Debt into capital stock of any Obligor as contemplated by the Junior Loan Agreement (“Excluded Junior Debt”).

1.15 “Junior Debt Documents” shall mean the Junior Loan Agreement, the Junior Security Documents, the Continuing Guaranty dated on or about the date hereof by Drake in favor of Junior Creditor, and all other notes, agreements, documents and instruments at any time entered into, executed or delivered by any Obligor or any other person with, to or in favor of Junior Creditor in connection therewith or related thereto, as all of the foregoing now exist or, in accordance with the terms hereof, may hereafter be amended, modified, supplemented, extended, renewed, restated, replaced or refinanced.

1.16 “Junior Lenders” means, collectively, (a) MidAtlantic IRA, LLC FBO Steven L. Shea, Carol M. Pallé and Robert J. Pallé (jointly and severally), Anthony J. Bruno, Stephen K. Necessary, and Livewire Ventures, LLC as “Lenders” under and as defined in the Junior Loan Agreement, (b) each other person who may from time to time become party to the Junior Loan Agreement as a lender thereunder, and (c) the permitted successors and assigns of the foregoing.

1.17 “Junior Lien” shall mean, collectively, the Liens and security interests granted by any Obligor in all or any part of the Collateral of such Obligor to or in favor of Junior Creditor under the Junior Security Documents as set forth therein and any and all other Liens of Junior Creditor in any Obligor’s assets or properties, or any Obligor’s rights, titles or interests therein or in respect thereof whether now existing or hereafter arising or acquired.

1.18 “Junior Loan Agreement” shall mean that certain Senior Subordinated Convertible Loan and Security Agreement dated on or about April 8, 2020 by and between Borrower, Junior Lenders and Junior Agent, as now exists or, in accordance with the terms hereof, as may hereafter be amended, modified, supplemented, extended, renewed, restated, replaced, refinanced or otherwise modified from time to time.

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1.19 “Junior Security Documents” shall mean that certain IP Security Agreement and all other agreements, instruments, financing statements and other documents made or entered into in connection therewith or otherwise executed by Borrower or any other Obligors pursuant to which a Lien is granted to or for the benefit of Junior Agent or Junior Lenders, as any of the foregoing now exist or, in accordance with the terms hereof, as may hereafter be amended, restated, modified, extended or renewed from time to time.

1.20 “Lien” shall mean any right or interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property or any other arrangement with such Person which provides for the payment of such liabilities out of such property or assets or which allows such Person to have such liabilities satisfied out of such property or assets prior to the general creditors of any owner thereof, whether such interest is based on the common law, statute, or contract, and including a security interest, collateral assignment, charge, claim, or lien arising from a security agreement, mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, conditional sale, trust receipt, lease, consignment or bailment for security purposes or similar agreement, or any contingent or other agreement to provide any of the foregoing, but excluding any right of offset which arises without agreement in the ordinary course of business.

1.21 “Loan Parties” shall have the meaning set forth in the preamble of this Subordination Agreement.

1.22 “Obligors” shall mean, individually and collectively, Borrower, Loan Parties, and any other person liable on or in respect of the Senior Debt or the Junior Debt, and each of their successors and assigns, including, without limitation, a receiver, trustee or debtor-in-possession on behalf of such Person or on behalf of any such successor or assign.

1.23 “Paid in Full” shall mean the Senior Lender has received payment in full in cash of all of the Senior Debt and on which Senior Lender shall have no further obligation to make any loans or advances under the Senior Loan Documents and such Senior Loan Documents have been terminated. In the event that any Senior Lender Party is required by a decision of a court of competent jurisdiction (or by another governmental authority in a decision tantamount thereto) to return any payments received by it in respect of the Senior Debt after it had otherwise received payment in full, the Senior Debt to which such payment had been applied shall be reinstated as if it had never been repaid and a Senior Loan Termination Date (as defined below) shall not be deemed to have occurred (in which case, any actions taken hereunder as a result of the occurrence of the Senior Loan Termination Date shall be reversed and unwound retroactively).

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1.24 “Person” shall mean any individual, sole proprietorship, partnership, corporation (including, without limitation, any corporation which elects Subchapter S status under the Internal Revenue Code of 1986, as amended), limited liability company, limited liability partnership, business or statutory trust, unincorporated association, joint stock company, trust, joint venture, or other entity or any government or any agency or instrumentality or political subdivision thereof.

1.25 “Proceeds” shall mean (a) all “proceeds” as defined in Article 9 of the UCC with respect to the Collateral, and (b) whatever is recoverable or recovered when Collateral is sold, exchanged, collected, or disposed of, whether voluntarily or involuntarily.

1.26 “Senior Debt” shall mean any and all obligations, liabilities and indebtedness, however evidenced, of every kind, nature and description owing by any Obligor to the Senior Lender arising under the Senior Loan Documents, whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, including principal, interest, charges, fees, costs, indemnities and expenses (including attorneys fees and other costs and expenses of collection), whether as principal, surety, endorser, guarantor or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Senior Loan Agreement or after the commencement of any Insolvency Proceeding with respect to any Obligor (and including, without limitation, the payment of interest, fees, expenses and other amounts which accrue after the commencement of such Insolvency Proceeding whether or not such amounts are allowed or allowable in whole or in part in any such Insolvency Proceeding).

1.27 “Senior Lender” shall mean MidCap Business Credit LLC, with its participants, successors and assigns, including any other lender or group of lenders that at any time succeeds to or refinances, replaces or substitutes for all or any portion of the Senior Debt at any time and from time to time.

1.28 “Senior Liens” shall have the meaning set forth in Section 2.1.

1.29 “Senior Loan Amendment Closing Date” shall mean April 7, 2020.

1.30 “Senior Loan Agreement” shall mean that certain Loan and Security Agreement (All Assets) dated as of October 25, 2019 among the Loan Parties and Senior Lender, as amended by that certain Consent and Amendment to Loan Agreement and Loan Documents, dated as of April 7, 2020, as the same may hereafter be further amended, modified, supplemented, extended, renewed, restated, replaced or refinanced from time to time.

1.31 “Senior Loan Documents” shall mean the Senior Loan Agreement, the “Loan Documents” (as such term is defined in the Senior Loan Agreement) and all other agreements, documents and instruments at any time executed or delivered by any Obligor with, to or in favor of Senior Lender in connection therewith or related thereto, as any of the foregoing may be amended, modified, supplemented, extended, renewed, restated, replaced or refinanced from time to time.

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1.32 “Senior Loan Termination Date” shall mean the date that the Senior Lender has been Paid in Full.

1.33 “Subordination Agreement” shall mean this agreement as may from time to time hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

1.34 “UCC” means the Uniform Commercial Code as in effect in the State of Connecticut from time to time.

All terms used herein and defined in the UCC, unless otherwise defined herein, shall have the meanings ascribed to such terms in the UCC as in effect on the date hereof. All references to any term in the plural shall include the singular and all references to any term in the singular shall include the plural.

2. SECURITY INTERESTS; PRIORITIES; REMEDIES.

2.1 Liens in Collateral. Junior Creditor hereby acknowledges that Senior Lender has been granted Liens upon the Collateral pursuant to the Senior Loan Documents (the “Senior Liens”) to secure the Senior Debt. Junior Creditor agrees that it will not contest or challenge the validity, perfection, priority or enforceability of the Senior Liens. Junior Creditor hereby agrees with Senior Lender that Junior Creditor shall not obtain or be granted any Liens in or upon the Collateral or any other assets or properties of any Obligor to secure the Junior Debt or other indebtedness or liabilities owing to it by the Obligors other than the Junior Liens.

2.2 Priority of Debt and Liens.

(a) Junior Creditor hereby, expressly and in all respects, subordinates and makes junior and inferior in all respects (i) all Junior Debt to the Senior Debt and (ii) the payment and enforcement of the Junior Debt to the payment and enforcement of the Senior Debt.

(b) Notwithstanding the order or time of attachment, or the order, time or manner of perfection, or the order or time of filing or recordation of any document, financing statement or instrument, or other method of perfecting a Lien in favor of a Creditor in any Collateral, and notwithstanding any conflicting or inconsistent terms or conditions which may be contained in any of the Agreements, the Senior Liens have and shall have priority over all Junior Liens, and such Junior Liens are and shall be junior and subordinate in right of payment and enforcement to the Senior Liens, in each case, regardless of whether the Senior Liens are heretofore, now or at any time hereafter valid, enforceable or perfected and regardless of the relative priority of the Junior Liens and the Senior Liens under the UCC.

(c) The priorities of the Liens provided in this Section 2.2 shall not be altered or otherwise affected by any amendment, modification, supplement, extension, renewal, restatement, replacement or refinancing of the Senior Debt or the Junior Debt, nor by any action or inaction which any Creditor may take or fail to take in respect of any Collateral.

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2.3 Payments on Junior Debt. Solely for the benefit of Senior Lender Parties, Junior Creditor agrees that it will not demand, accept, hold or retain any payment or prepayment of principal, interest or any other amounts (whether in cash, property or by offset) in respect of the Junior Debt (including, without limitation, any balloon payment at maturity) prior to the Senior Loan Termination Date without the prior written consent of Senior Lender; provided, however, that Borrower may make regularly scheduled non-cash interest payments to Junior Creditor that are paid in kind by accretion to the principal balance of the Junior Debt; and provided further, that Borrower may make payments of interest and principal in cash to Junior Creditor so long as and only to the extent that (i) no Event of Default has occurred and is continuing under the Senior Loan Documents or will occur as a result or immediately following any such cash payment, (ii) the Loan Parties shall not have made any Distributions (as defined in the Senior Loan Agreement) during the period commencing on the Senior Loan Amendment Closing Date and ending on the six (6) month anniversary of the Senior Loan Amendment Closing Date, and (iii) Excess Availability (as defined in the Senior Loan Agreement) is no less than $800,000 prior to and immediately following any such cash payment. If any payment or prepayment on account of the Junior Debt not permitted to be made by any Obligor or any guarantor or other obligor of the Junior Debt, or accepted by Junior Creditor under this Agreement, is made and received by Junior Creditor, such payment or prepayment shall not be commingled with any of the assets of Junior Creditor, shall be held in trust by Junior Creditor for the benefit of the Senior Lender and shall be promptly paid over to Senior Lender for application (in accordance with the Senior Debt Documents) to the payment of the Senior Debt then remaining unpaid, until all of the Senior Debt is Paid in Full.

2.4 Rights of Senior Lender.

(a) If there shall occur any Insolvency Proceeding, in respect of any Obligor, the following provisions shall apply: (i) all Senior Debt shall first be Paid in Full, including without limitation, the principal thereof, premium, if any, and interest (including post-petition interest) due thereon before Junior Creditor or the holder of any Junior Debt is entitled to receive any payment on account of the principal of or interest on or any other amount owing in respect of the Junior Debt; (ii) any payment, dividend or distribution of assets of such Obligor of any kind or character whether in cash, property or securities to which Junior Creditor or the holder of the Junior Debt would be entitled except for the provisions of this Agreement, shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or other trustee or agent, directly to Senior Lender, to the extent necessary until the Senior Debt is Paid in Full; (iii) in any such proceeding, Senior Lender is hereby irrevocably authorized and empowered (in the name of Junior Creditor or otherwise), but shall have no obligation, to demand, sue for, collect and receive every payment or distribution referred to in clauses (i) and (ii) of this subsection (a) and given acquittance therefor and to file claims and proofs of claim and take such other action as it may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of the Senior Lender hereunder; and (iv) upon the failure of Junior Creditor to do so prior to 15 days before expiration of the time in which to vote, make or prove such claims in any Insolvency Proceeding, make, prove and vote any and all claims for the Junior Debt in such Insolvency Proceeding, regardless of the existence or value of any Collateral held by Senior Lender as security for payment of the Senior Debt, including, without limitation, voting such claims at any meeting of creditors of any Obligor and voting such claims for or against any proposed plan in any such Insolvency Proceeding, all as Senior Lender deems in its sole discretion appropriate to protect its interest.

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(b) Junior Creditor authorizes Senior Lender, without notice, consent or demand and without affecting Junior Creditor’s obligations hereunder, from time to time: (i) to renew, extend, increase, accelerate or otherwise change the time for payment of the terms of, or the interest on, or otherwise alter any of the terms of the Senior Debt or any portion thereof; (ii) to take from any party and hold Collateral for the payment of the Senior Debt or any portion thereof, and to exchange, enforce or release such collateral or any portion thereof; (iii) to accept and hold any endorsement or guaranty of payment of the Senior Debt or any portion thereof and to release or substitute any such endorser or guarantor, or any party who has given any security interest in any collateral as security for the payment of the Senior Debt or any portion thereof, or any other party in any way obligated to pay the Senior Debt or any portion thereof; (iv) to direct the order or manner of the disposition of any and all other Collateral and the enforcement of any and all endorsements and guaranties relating to the Senior Debt or any portion thereof as Senior Lender, in its sole discretion, may determine; (v) to settle or compromise any of the Senior Debt or any security therefor; (vi) to modify, amend or restate any of the Senior Loan Documents or waive any of the provisions thereto; (vii) to file UCC-3 termination and release statements in connection with a sale of the Collateral, or any portion thereof, permitted under the terms of the Senior Loan Documents, in each case in form suitable for filing in relevant jurisdictions with respect to financing statements filed by Junior Creditor and naming an Obligor as debtor, or (viii) to take any action or inaction with respect to the Senior Debt.

(c) In the event that (i) Senior Lender releases or agrees to release any of its Liens in the Collateral, or (ii) any of the Collateral is sold or retained pursuant to a foreclosure or similar action, Junior Creditor shall be deemed to have to have consented to such release or sale, and Junior Creditor shall (or shall cause its agent to) promptly execute and deliver to Senior Lender such termination statements and releases as Senior Lender shall request to effect the termination or release of the Liens of Junior Creditor in such Collateral. In furtherance of the foregoing, Junior Creditor hereby irrevocably appoints Senior Lender its attorney-in-fact, with full authority in the place and stead of Junior Creditor and in the name of Junior Creditor or otherwise, for the limited purpose of executing and delivering any document or instrument which Junior Creditor may be required to deliver pursuant to this Section 2.4 to effect the termination or release of the Liens of Junior Creditor in such Collateral.

(d) In the event of any sale, transfer or other disposition (including a casualty loss or taking through eminent domain) of the Collateral, the proceeds resulting therefrom (including insurance proceeds) shall be applied in accordance with the terms of the Senior Debt Documents or as otherwise consented to by Senior Lender until such time as the Senior Debt is Paid in Full.

2.5 Enforcement by Junior Creditor. Notwithstanding any rights or remedies available to Junior Creditor under any of the Junior Debt Documents, applicable law or otherwise, prior to the Senior Loan Termination Date, Junior Creditor, in its capacity as such, shall not, directly or indirectly, take or seek to take any action against or assert any claims or interests in any Collateral or against any Obligor or otherwise take any action which would interfere with or impair the rights of Senior Lender against the Collateral or any Obligor (including, without limitation, the right to (i) accelerate the Junior Debt, (ii) take any action to foreclose, repossess, marshal control or exercise any remedies with respect to any assets or property of any Obligor, (iii) contact, communicate with or notify any account debtor or obligor with respect to any account, chattel paper, instrument or general intangible of any Obligor, or (iv) take any other action which would interfere with or impair the rights of Senior Lender against any Obligor). In addition to and not in limitation of the foregoing, Junior Creditor shall not commence, or join with any other Person in commencing, any Insolvency Proceeding prior to the Senior Loan Termination Date. Concurrently with the giving thereof to any Obligor, Junior Creditor agrees to give Senior Lender a copy of any written notice of a Default or an Event of Default under the Junior Debt Documents, or written notice of demand for payment from any Obligor.

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2.6 Actions Not Subject to Limitation. Nothing in this Subordination Agreement shall be construed to in any way limit or impair the right of Junior Creditor to: (a) file a claim or statement of interest with respect to the Junior Debt; (b) file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the Junior Creditor, in each case in accordance with the terms of this Subordination Agreement; and (c) exercise, in whole or in part, any conversion rights with respect to the Junior Debt.

2.7 Advances by Senior Lender. If Senior Lender should honor or fail to honor a request by any Loan Party for a loan, advance or other financial accommodation under the Senior Loan Documents, whether or not Senior Lender has knowledge that the honoring of such request or the failure to honor such request would result in an Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default under the Junior Debt Documents, in no event shall Senior Lender have any liability to Junior Creditor as a result of such breach or failure to act, and without limiting the generality of the foregoing, Junior Creditor agrees that Senior Lender shall not have any liability, as a result of honoring or failing to honor such request, for tortious interference with contractual relations or for inducement by Senior Lender of any Loan Party to breach their contracts or otherwise.

2.8 Prior Payment of Senior Debt in Bankruptcy.

(a) The provisions of this Subordination Agreement shall continue in full force and effect notwithstanding the occurrence of an Insolvency Proceeding against Borrower or any other Obligor or any of its or their respective properties or assets.

(b) Upon the commencement and throughout the term of any Insolvency Proceeding, all Senior Debt shall be Paid in Full and satisfied in cash or other immediately available funds before any payment whatsoever shall be made on account of any Junior Debt. Any payments or distributions made after the commencement of an Insolvency Proceeding which would, but for the provisions hereof, be payable or deliverable in respect of the Junior Debt, shall be paid or delivered by the liquidating trustee or any other Person making such payment or distribution directly to Senior Lender until all amounts owing upon Senior Debt shall have been Paid in Full and all commitments under the Senior Loan Documents shall have been irrevocably terminated. If, notwithstanding the foregoing provisions in this Section 2.8(b), in any Insolvency Proceeding Junior Creditor receives a payment or distribution with respect to the Junior Debt, Junior Creditor (i) shall hold any such payment or distribution in trust for the Senior Lender in the same medium in which received, (ii) shall not commingle such payment or distribution with any of the assets or properties of Junior Creditor or any other Person, and (iii) will deliver such payment or distribution to the Senior Lender, in the form received, properly endorsed to permit collection, immediately after receipt thereof by Junior Creditor.

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(c) To the extent that Junior Creditor has or acquires any rights under Section 363, Section 364 or Section 1126 of the Bankruptcy Code with respect to the Collateral, Junior Creditor hereby agrees not to assert or attempt to exercise such rights without the prior written consent of Senior Lender. In the event and during the continuation of any Insolvency Proceeding, Junior Creditor shall not object to or oppose any cash collateral order or plan proposed or approved by Senior Lender.

2.9 Bankruptcy Financing.

(a) If any Obligor shall become subject to a case under the Bankruptcy Code or any similar Bankruptcy Law and if as a debtor-in-possession, such Obligor moves for approval of financing to be provided in good faith by any Senior Lender (in such capacity, the “DIP Lender”) under Section 364 of the Bankruptcy Code or the use of cash collateral with the consent of the DIP Lender under Section 363 of the Bankruptcy Code or any similar Bankruptcy Law (“DIP Financing”), Junior Creditor shall not object directly or indirectly to any such DIP Financing or such use of cash collateral and Junior Creditor will not request adequate protection or any other relief in connection therewith. Junior Creditor hereby agrees that the Junior Liens shall be subordinated to any DIP Financing (and all obligations relating thereto) to the extent and upon the terms and conditions specified in this Agreement. Junior Creditor agrees that (i) it shall not, directly or indirectly, provide, offer to provide or support any DIP Financing, in each case unless Senior Lender otherwise has provided its express written consent and (ii) it will object to any use of cash collateral or DIP Financing sought by any Obligor or any affiliate of an Obligor if the Senior Lender also objects to such use of such cash collateral or DIP Financing.

2.10 Modifications to the Junior Debt Documents. Until the Senior Debt has been Paid in Full, and notwithstanding anything to the contrary contained in the Subordinated Debt Documents, Junior Creditor shall not, without the prior written consent of Senior Lender, agree to any amendment, modification, supplement or waiver to the Junior Debt Documents (in all cases other than amendments, modifications and waivers that could not reasonably be expected to be adverse to the interests of the Senior Lender, it being understood, without limitation, that any amendment, modification or waiver increasing the payment obligations of any Obligor or any guarantor of the Junior Debt (or altering the timing thereof) shall be deemed to be adverse to the interests of Senior Lender).

2.11 Waiver of Certain Rights by Junior Creditor.

(a) To the fullest extent permitted by applicable law, Junior Creditor hereby waives: (i) notice of acceptance hereof; (ii) notice of any loans or other financial accommodations made or extended under the Senior Loan Agreement, or the creation or existence of any Senior Debt; (iii) notice of the amount of the Senior Debt; (iv) notice of any adverse change in the financial condition of any Obligor or of any other fact that might increase Junior Creditor’s risk hereunder; (v) notice of presentment for payment, demand, protest, and notice thereof as to any instrument among the Senior Loan Documents; (vi) notice of any Default or Event of Default under the Senior Loan Documents or otherwise relating to the Senior Debt; (vii) all other notices (except if such notice is specifically required to be given to such Junior Creditor under this Subordination Agreement) and demands to which such Junior Creditor might otherwise be entitled.

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(b) To the fullest extent permitted by applicable law, Junior Creditor waives the right by statute or otherwise to require Senior Lender to institute suit against any Obligor or to exhaust any rights and remedies which Senior Lender has or may have against any Obligor. Junior Creditor further waives any defense arising by reason of any disability or other defense (other than the defense that the Senior Loan Termination Date has occurred of any Obligor or by reason of the cessation from any cause whatsoever of the liability of such Obligor in respect thereof.

(c) To the fullest extent permitted by applicable law, Junior Creditor hereby waives: (i) any rights to assert against Senior Lender any defense (legal or equitable), set-off, counterclaim, or claim which such Junior Creditor may now or at any time hereafter have against any Obligor or any other party liable to Senior Lender, such other holder or Junior Creditor; (ii) any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of any Senior Debt, any Junior Debt or any security for either; (iii) any defense arising by reason of any claim or defense based upon an election of remedies by Senior Lender; and (iv) the benefit of any statute of limitations affecting Junior Creditor’s obligations hereunder or the enforcement thereof, and any act which shall defer or delay the operation of any statute of limitations applicable to the Senior Debt shall similarly operate to defer or delay the operation of such statute of limitations applicable to Junior Creditor’s obligations hereunder.

(d) Until such time as the Senior Loan Termination Date shall have occurred: (i) Junior Creditor hereby waives and postpones any right of subrogation such Junior Creditor has or may have as against any Obligor with respect to any Senior Debt; (ii) in addition, Junior Creditor hereby waives and postpones any right to proceed against any Obligor, now or hereafter, for contribution, indemnity, reimbursement, or any other suretyship rights and claims (irrespective of whether direct or indirect, liquidated or contingent), with respect to any Senior Debt; and (iii) in addition, Junior Creditor also hereby waives and postpones any right to proceed or to seek recourse against or with respect to any property or asset of any Obligor.

(e) WITHOUT LIMITING THE GENERALITY OF ANY OTHER WAIVER OR OTHER PROVISION SET FORTH IN THIS AGREEMENT, JUNIOR CREDITOR WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS AND DEFENSES ARISING OUT OF AN ELECTION OF REMEDIES BY SENIOR LENDER, EVEN THOUGH THAT ELECTION OF REMEDIES HAS DESTROYED SUCH JUNIOR CREDITOR’S RIGHTS OF SUBROGATION AND REIMBURSEMENT AGAINST ANY OBLIGOR BY THE OPERATION OF ANY APPLICABLE LAW.

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(f) Neither the Senior Lender nor any of its affiliates, directors, officers, employees, or agents shall be liable for failure to demand, collect, or realize upon any of the Collateral or any Proceeds or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral or Proceeds thereof or to take any other action whatsoever with regard to the Collateral or any part or Proceeds thereof. Senior Lender will be entitled to manage and supervise its loans and extensions of credit under the Senior Loan Documents as Senior Lender may, in its sole discretion, deem appropriate, and Senior Lender may manage its loans and extensions of credit without regard to any rights or interests that Junior Creditor may have in the Collateral or otherwise except as otherwise expressly set forth in this Subordination Agreement. Junior Creditor agrees that Senior Lender shall not incur any liability as a result of a sale, lease, license, application or other disposition of all or any portion of the Collateral or any part or Proceeds thereof. Senior Lender may, from time to time, enter into agreements and settlements with Obligors as it may determine in its sole discretion without impairing any of the subordinations, priorities, rights or obligations of the parties under this Subordination Agreement, including, without limitation, substituting Collateral, releasing any Lien and releasing any Obligor. Junior Creditor waives any and all rights it may have to require Senior Lender to marshal assets, to exercise rights or remedies in a particular manner, or to forbear from exercising such rights and remedies in any particular manner or order.

2.12 Instrument Legends. Junior Creditor agrees that the face of each of the Junior Debt Documents and any other instrument evidencing the Junior Debt or any portion thereof or any security therefor shall be inscribed with a legend conspicuously indicating that payment thereon, performance thereof or Liens granted thereunder are subordinated to the claims of Senior Lender pursuant to the terms of this Subordination Agreement, and copies thereof shall be delivered to Senior Lender. Any instrument evidencing any of the Junior Debt or any portion thereof which is hereafter executed will, on the date thereof, be inscribed with a similar legend, and copies thereof will be delivered to Senior Lender five (5) business days prior to the date of its execution.

3. MISCELLANEOUS.

3.1 Representations and Warranties.

(a) Junior Creditor represents and warrants to Senior Lender that:

(i) the execution, delivery and performance of this Subordination Agreement by it (A) are within its powers, (B) have been duly authorized by it, and (C) do not contravene any law, any provision of any of the Junior Debt Documents or any agreement to which it is a party or by which it is bound; and

(ii) this Subordination Agreement constitutes the legal, valid and binding obligations of Junior Creditor, enforceable against Junior Creditor in accordance with its terms and shall be binding on Junior Creditor, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles.

(b) Senior Lender hereby represents and warrants to Junior Creditor that:

(i) the execution, delivery and performance of this Subordination Agreement by Senior Lender (A) are within the powers of Senior Lender, (B) have been duly authorized by Senior Lender, and (C) do not contravene any law, any provision of the Senior Loan Documents or any agreement to which Senior Lender is a party or by which it is bound; and

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(ii) this Subordination Agreement constitutes the legal, valid and binding obligations of Senior Lender, enforceable against Senior Lender in accordance with its terms and shall be binding on Senior Lender, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles.

3.2 Amendments. Any waiver, permit, consent or approval by either of Senior Lender or Junior Creditor of or under any provision, condition or covenant to this Subordination Agreement must be in writing and shall be effective only to the extent it is set forth in writing and as to the specific facts or circumstances covered thereby. Any amendment of this Subordination Agreement must be in writing and signed by Senior Lender and Junior Creditor and acknowledged by Obligors to the extent such amendment affects the obligations of Obligors under this Subordination Agreement or the Consent and Acknowledgment to this Subordination Agreement.

3.3 Successors and Assigns.

(a) This Subordination Agreement shall be binding upon the Creditors and their respective successors and assigns and shall inure to the benefit of the Creditors and their respective successors, participants and assigns.

(b) In the case of an assignment or transfer, the assignee or transferee acquiring any interest in the Junior Debt or the Senior Debt, as the case may be, shall execute and deliver to the applicable Creditor a written acknowledgment of receipt of a copy of this Subordination Agreement and the written agreement by such person to be bound by the terms of this Subordination Agreement which acknowledgment and agreement may be included in the assignment instrument between the assignor and assignee. In addition, in the event of an assignment or transfer by Junior Creditor of less than all of the Junior Debt, the Junior Creditor shall agree with the assignee in the assignment instrument effecting such assignment to appoint Junior Creditor as an agent to act on their behalf under this Subordination Agreement for purposes of receiving payments and notices hereunder.

(c) Any Person that becomes a Junior Creditor after the date hereof shall execute and deliver to each Creditor a written acknowledgment of receipt of a copy of this Subordination Agreement and the written agreement by such person to be bound by the terms of this Subordination Agreement, in form and substance satisfactory to the Senior Lender.

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3.4 Notices. Unless otherwise specifically provided herein, any notice delivered under this Subordination Agreement shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied, emailed or sent by overnight courier service or certified or registered United States mail and shall be deemed to have been given (a) if delivered in person, when delivered; (b) if delivered by telecopy or email, on the date of transmission if transmitted on a Business Day before 5:00 p.m. (Hartford, Connecticut time) or, if not, on the next succeeding Business Day; (c) if delivered by overnight courier, one business day after delivery to such courier properly addressed; or (d) if by United States mail, four business days after deposit in the United States mail, postage prepaid and properly addressed as provided below:

To Senior Lender:	MidCap Business Credit LLC 433 South Main Street West Hartford, Connecticut 06110 Fax No.: (800) 217-0500 Email: SSamson@midcap.com Attention: Steven A. Samson, President

With a copy to:	Burns & Levinson LLP 125 High Street Boston, MA 02110 Fax No.: (617) 345-3299 Email: FSegall@burnslev.com Attention: Frank A. Segall, Esq.

To Junior Creditor:	Robert J. Pallé, Agent c/o Blonder Tongue Laboratories, Inc. One Jake Brown Road Old Bridge, New Jersey 08857 Fax No.: 732 679-3259 bpalle@blondertongue.com Attention: Robert J. Pallé, Agent

With a copy to:	Lee Lowinger PC 1750 Tysons Boulevard, Suite 1500 McLean Virginia 22102 Fax No.: (301) 365-8108 Email: leew@leelowlaw.com Attention: Wayne M. Lee, Esq.

To any Obligor:	Blonder Tongue Laboratories, Inc. One Jake Brown Road Old Bridge, New Jersey 08857 Fax No.: 732) 679-3279 Email: eskolnik@blondertongue.com Attention: Eric Skolnik, Chief Financial Officer

With a copy to:	Stradley Ronon Stevens & Young, LLP 100 Park Avenue, Suite 2000 New York, NY 10017 Fax No.: (215) 564-8120 Email: gscharmett@stradley.com Attention: Gary P. Scharmett, Esq.

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Each of Senior Lender, Junior Creditor and the Obligors may change the address(es) to which all notices, requests and other communications are to be sent by giving written notice of such address change to the other parties hereto in conformity with this Section 3.4, but such change shall not be effective until notice of such change has been received by such other parties.

3.5 Counterparts. This Subordination Agreement may be executed in any number of counterparts, each of which shall be an original with the same force and effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of this Subordination Agreement by facsimile or other method of electronic transmission shall have the same force and effect as manual delivery of an original executed counterpart of this Subordination Agreement.

3.6 Governing Law; Consent to Jurisdiction and Venue;. THIS SUBORDINATION AGREEMENT HAS BEEN EXECUTED OR COMPLETED AND/OR IS TO BE PERFORMED IN CONNECTICUT, AND IT AND ALL TRANSACTIONS HEREUNDER OR PURSUANT HERETO SHALL BE GOVERNED AS TO INTERPRETATION, VALIDITY, EFFECT, RIGHTS, DUTIES AND REMEDIES OF THE PARTIES THEREUNDER AND IN ALL OTHER RESPECTS BY THE LAWS OF CONNECTICUT. Each Party hereto consents to the personal jurisdiction in any court of the State of Connecticut or in the District Court of the United States for the District of Connecticut in connection with any controversy related to this Agreement, waives any argument that venue in any such forum is not convenient.

3.7 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS SUBORDINATION AGREEMENT, OR UNDER ANY AMENDMENT, WAIVER, CONSENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION HEREWITH, AND AGREES THAT ANY SUCH ACTION, PROCEEDINGS OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY EACH PARTY HEREBY ACKNOWLEDGES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE OTHER PARTIES TO ENTER INTO THIS SUBORDINATION AGREEMENT.

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3.8 Complete Agreement. This written Subordination Agreement is intended by the parties as a final expression of their agreement and is intended as a complete statement of the terms and conditions of their agreement with respect to the subject matter hereof.

3.9 No Third Parties Benefited. This Subordination Agreement is solely for the benefit of the Creditors and their respective successors, participants and assigns, and no other person shall have any right, benefit, priority or interest under, or because of the existence of, this Subordination Agreement.

3.10 Disclosures; Non-Reliance. Each Creditor has the means to, and shall in the future remain, fully informed as to the financial condition and other affairs of the Obligors and no Creditor shall have any obligation or duty to disclose any such information to the other Creditors. Except as expressly set forth in this Subordination Agreement, the parties hereto have not otherwise made to each other nor do they hereby make to each other any warranties, express or implied, nor do they assume any liability to each other with respect to: (a) the enforceability, validity, value or collectability of any of the Junior Debt or the Senior Debt or any guarantee or security which may have been granted to any of them in connection therewith, (b) any Obligor’s title to or right to transfer any of the Collateral, or (c) any other matter except as expressly set forth in this Subordination Agreement.

3.11 Term. This Subordination Agreement is a continuing agreement and shall remain in full force and effect until the Senior Loan Termination Date (subject to the reinstatement provisions set forth in Section 1.21 hereof).

3.12 Agent for Perfection. Until such time as the Creditors shall have entered into a dual secured party deposit account control agreement with respect to the Control Collateral (a “Replacement DACA”), Senior Lender agrees to hold (or cause to be held) all Control Collateral in its control as non-fiduciary agent for Junior Creditor solely for the purpose of perfecting the security interest granted to each Creditor in such Control Collateral, subject to the terms and conditions of this Agreement. Senior Lender shall not have any obligation whatsoever to Junior Creditor to assure that the Control Collateral is genuine or owned by any Obligor or any other Person or to preserve their respective rights or benefits or those of any other Person. The duties or responsibilities of Senior Lender under this Section 3.12 are and shall be limited solely to holding or maintaining control of the Control Collateral as non-fiduciary agent for Junior Creditor for purposes of perfecting the Lien held by Junior Creditor. Senior Lender is not, and Senior Lender shall not be deemed to be, a fiduciary of any kind for Junior Creditor or any other Person. Senior Lender shall use commercially reasonable efforts to enter into a Replacement DACA on substantially the same terms as that certain Blocked Account Control Agreement dated as of January 13, 2020 by and among Borrower, Lender and JPMorgan Chase Bank, N.A. (the “DACA”) and otherwise acceptable to Lender, which Replacement DACA shall replace the DACA and provide for Senior Lender to act as control agent until the Senior Loan Termination Date or Senior Lender’s earlier termination of its Lien on the Control Collateral, at which time Junior Agent shall succeed as control agent. For avoidance of any doubt, this Section 3.12 shall terminate following the Senior Loan Termination Date.

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IN WITNESS WHEREOF, the parties have caused this Subordination Agreement to be duly executed as of the day and year first above written.

SENIOR LENDER:

MIDCAP BUSINESS CREDIT LLC

By:
Steven A. Samson, President

JUNIOR CREDITOR:

Robert J. Pallé, in his capacity as Junior Agent on behalf of all Junior Lenders

SUBORDINATION AGREEMENT - Signature Page

CONSENT AND ACKNOWLEDGMENT

Each of the undersigned hereby acknowledges and agrees to the terms and provisions of the foregoing Subordination Agreement. By its signature below, each of the undersigned agrees that it will, together with its successors and assigns, be bound by the provisions of this Consent and Acknowledgment.

Each of the undersigned acknowledges and agrees that: (i) it is not a party to the Subordination Agreement and does not and will not receive any right, benefit, priority or interest under or because of the existence of the foregoing Subordination Agreement; and (ii) it will execute and deliver such additional documents and take such additional action as may be necessary or desirable in the reasonable opinion of any Creditor to effectuate the provisions and purposes of the foregoing Subordination Agreement.

BLONDER TONGUE LABORATORIES, INC.

By:
Eric Skolnik, Chief Financial Officer

R.L. DRAKE HOLDINGS, LLC

By:
Eric Skolnik, Vice President

BLONDER TONGUE FAR EAST, LLC

By:
Eric Skolnik, Vice President

SUBORDINATION AGREEMENT - Consent and Acknowledgement